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                              KELLEY DRYE & WARREN
                               Two Stamford Plaza
                             281 Tresser Boulevard
                        Stamford, Connecticut 06901-3229





                                December 23, 1999




IBS Interactive, Inc.
2 Ridgedale Avenue, Suite 350
Cedar Knolls, New Jersey  07927

Ladies and Gentlemen:

         We have acted as special counsel to IBS Interactive, Inc., a Delaware corporation (formerly known as Internet Broadcasting System, Inc.) (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 and any amendments thereto (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to 934,668 shares (the "Shares") of the Company's common stock, $0.01 par value per share (the "Common Stock"). Of the Shares: (i) a total of 480,000 shares of Common Stock have been issued and 120,000 shares of Common Stock are to be issued upon the exercise of certain warrants (the "November Warrants") issued to several private investors in a private placement transaction in November 1999 (the "November Offering"), (ii) a total of 100,000 shares of Common Stock have been issued and 25,000 shares of Common Stock are to be issued upon the exercise of certain warrants (the "December Warrants") issued to several private investors in a private placement transaction in December 1999 (the "December Offering"), (iii) 100,000 shares of Common Stock are to be issued upon the exercise of certain warrants (the "EBI Warrants") issued to EBI Securities Corporation as fees payable in connection with mergers and acquisitions consulting services performed by EBI Securities Corporation on behalf of IBS, (iv) 86,668 shares of Common Stock have been issued to Arnold Schron pursuant to the Agreement and Plan of Merger among Spencer Analysis, Inc., IBS Interactive, Inc. and SAI Acquisition Corp. dated as of June 30, 1999,
(v) up to 15,000 shares of Common Stock are to be issued upon the exercise of certain warrants (the "October Warrants") issued to several private investors in a private placement transaction consummated in October 1999 (the "October
Offering"); and (vi) 8,000 shares of Common Stock are to be issued upon the exercise of certain warrants (the "LaSalle St. Warrants") issued to LaSalle St. Securities, LLC as a commission in December 1999 (the November Warrants, the December Warrants, the EBI Warrants, the October Warrants and the LaSalle St. Warrants are sometimes collectively referred to herein as the "Warrants").

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IBS Interactive, Inc.
December 23, 1999
Page 2

         In connection with this opinion, we have examined and relied upon copies certified or otherwise identified to our satisfaction of: (i) the November Warrants; (ii) the December Warrants; (iii) the EBI Warrants; (iv) the October Warrants; (v) the LaSalle St. Warrants; (vi) an executed copy of the Registration Statement; (iv) the Company's Restated Certificate of Incorporation and Restated By-laws; and (v) the minute books and other records of corporate proceedings of the Company, as made available to us by officers of the Company; and have reviewed such matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

         For purposes of this opinion we have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to certain factual matters material to the opinion expressed herein, we have relied to the extent we deemed proper upon representations, warranties and statements as to factual matters of officers and other representatives of the Company. Our opinion expressed below is subject to the qualification that we express no opinion as to any law other than the laws of the State of Delaware and the federal laws of the United States of America. Without limiting the foregoing, we express no opinion with respect to the applicability thereto or effect of municipal laws or the rules, regulations or orders of any municipal agencies within any such state.

         Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, it is our opinion that
(i) the Shares already issued have been duly authorized and validly issued and are fully paid and non-assessable and (ii) the Shares to be issued upon exercise of any of the Warrants have been duly authorized and, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to all references to our firm included in the Registration Statement as of the date hereof. In giving such consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                  Very truly yours,

                                  KELLEY DRYE & WARREN LLP


                                  By: /s/ Jay R. Schifferli
                                     ______________________________________
                                               A Partner